Exhibit 1.2

RAYMOND JAMES FINANCIAL, INC.

UNDERWRITING AGREEMENT

             SHARES OF PREFERRED STOCK

New York, New York

            , 20

[name]

[name]

As Representatives of the

      several Underwriters listed

      in Schedule II hereto

c/o [name]

[address]

Ladies and Gentlemen:

Raymond James Financial, Inc., a Florida corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”),              shares (the “[Firm] Shares”) of preferred stock, Series [    ], [$0.10] par value, with a liquidation preference of [$        ] per share (the “Preferred Stock”). [In addition, the Company proposes to grant to the Underwriters an option to purchase from the Company up to an aggregate of              additional shares of Preferred Stock (the “Option Shares”). The Firm Shares and the Option Shares are herein referred to as the “Shares”.] Such Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in Schedule II opposite the name of each Underwriter. The Shares are described more fully in the Prospectus, referred to below. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, each shall be deemed to refer to such firm or firms.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3

(File No. 333-        ), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, and including any required information deemed to be a part thereof pursuant to Rule 430A, 430B or 430C under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), at each time of effectiveness, is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus is called, together with the Base Prospectus, a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement, or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act).

(b) Disclosure Package. The term “Disclosure Package” shall mean (A) any Preliminary Prospectus, as it may be amended or supplemented, (B) the Base Prospectus, (C) the applicable issuer free writing prospectuses as defined under Rule 433 of the Securities Act, if any, identified in Schedule III hereto (each, an “Issuer Free Writing Prospectus”), (D) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, [and (E) the Final Term Sheet (as defined herein), which shall also be identified in Schedule III hereto]. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares, other than a communication referred to in clauses (A), (B), (C), (D) [and (E)] above. As of     :    [a.m.][p.m.], New York City time, on the date of this Agreement (the “Initial Sale Time”), and as of the Closing Date (as hereinafter defined), the Disclosure Package did not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of each time of broadcast, and as of the Closing Date [and the Option Closing Date, as the case may be], each electronic road show, when taken together as a whole with the Disclosure Package, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Disclosure Package or each electronic road show based upon and in conformity with written information relating to any Underwriter furnished to the Company by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof (the “Underwriter Information”).

(c) Registration Statement, Prospectus and Incorporated Documents. As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date [and the Option Closing Date, as the case may be,] and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement is effective, the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied, complies or will comply in all material respects with the applicable provisions under the Securities Act and the Exchange Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the Underwriter Information. The documents that are incorporated by reference in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose or pursuant to Section 8A of the Securities Act.

(d) Ineligible Issuer. (A) At the earliest time after the Company or another offering participant made a bona fide offer (within the meaning under Rule 164(h)(2) under the Securities Act) and (B) as of the date of the execution and delivery of this Agreement (with such date being used as a determination date for purposes of this clause (B)), the Company neither was nor is an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(e) Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus [(including the Final Term Sheet)], as of its issue date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included, includes or will include any information that conflicted, conflicts, or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, any Preliminary Prospectus, or the Prospectus, that had not or has not been superseded or modified. If at any time following delivery of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information. Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby). The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule III hereto.

(f) Well Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) under the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, under Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption under Rule 163 under the Securities Act, and (D) at the Execution Time (with such time being used as the determination time for purposes of this clause (D)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(g) Preferred Stock. The Preferred Stock has been duly authorized, and, when issued and delivered to the Underwriters against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus; and the issuance of the Preferred Stock is not subject to any preemptive or similar rights.

(h) [Common Stock. The shares of Common Stock initially issuable upon conversion of the Shares have been duly and validly authorized and reserved for issuance, and, when issued and delivered upon conversion of the Shares, will be duly and validly issued, and fully paid and non-assessable; the issuance of the shares of Common Stock issuable upon conversion of the Shares is not subject to any preemptive or similar rights; the Common Stock conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.]

(i) No Conflicts. The issue and sale of the Preferred Stock[, the issuance of the Common Stock upon conversion of the Shares] and the compliance by the Company with all of the provisions thereof and of this Agreement, and the consummation of the transactions herein contemplated, and the performance of its obligations hereunder, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(j) No Consents Required. No consent, approval, authorization or order of, or qualification with, any court or arbitrator or governmental or regulatory authority is required for the issue and sale of the Shares and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated, and the performance of its obligations hereunder, except such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares.

(k) Material Adverse Effect. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court or arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, (ii) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, other than the shares of Common Stock and restricted stock units of the Company that have been or will be issued pursuant to the Company Stock Plans (as hereinafter defined) in effect on the date hereof, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, other than quarterly dividends on common stock declared and paid in the ordinary course of business and consistent with past practices, or any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, or except as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement or incurred any liability or obligation, direct or contingent, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus, except, in any case referred to in clause (i), (ii) or (iii) above, where the effect of which, would not, individually or in the aggregate, be materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole or to the performance of the Company of its obligations under the Shares (a “Material Adverse Effect”).

(l) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any material term, obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m) Statements. The statements set forth in the Prospectus under the captions “Description of Preferred Stock” [, “Description of Common Stock”] and “Registration and Settlement,” insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(n) Legal Proceedings. Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, regulatory or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others. There are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus.

(o) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(p) Authorizations. The Company and its subsidiaries possess all licenses, permits and authorizations issued by the appropriate Federal, state and foreign governments, governmental or regulatory authorities, self-regulatory organizations and all courts or other tribunals, and are members in good standing of each Federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization necessary to conduct their respective businesses as described in the Registration Statement, the Disclosure

Package and the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, permit or authorization, or has any reason to believe that any such license, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Independent Registered Public Accounting Firm. KPMG LLP, who have certified certain consolidated financial statements of the Company and its subsidiaries, and have audited the effectiveness of the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder.

(r) Accounting Controls. The Company and its subsidiaries, on a consolidated basis, maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(s) Disclosure Controls. The Company and its subsidiaries, on a consolidated basis, maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(t) Listing. The Company has not received any notice from the New York Stock Exchange (“NYSE”) regarding the delisting of the Common Stock from the NYSE.

(u) Organization and Good Standing; Capitalization.

(i) The Company has been duly organized and is validly existing as a corporation in active status under the laws of the state of Florida and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(ii) Each subsidiary of the Company that is set forth on Schedule V hereto (the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(iii) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Significant Subsidiary. The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization.”

(v) Underwriting Agreement. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company.

(w) Financial Statements. The consolidated financial statements and the related notes and schedules thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated statements of financial condition, income and comprehensive income, changes in shareholders’ equity and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles “GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(x) Financial Regulatory Matters. Raymond James & Associates, Inc. is (i) duly registered with the Commission as a broker-dealer under the Exchange Act, (ii) a member in good standing of FINRA, (iii) not in arrears in regard to any assessment made upon it by the Securities Investor Protection Corporation (“SIPC”), and (iv) has received no notice from the Commission, FINRA, the Municipal Securities Rulemaking Board (“MSRB”), the Commodities Future Trading Commission (“CFTC”) or any other governmental or regulatory authority or securities exchange of any alleged rule violation or other circumstance which could reasonably be expected to have a Material Adverse Effect. Raymond James Bank, N.A. has received no notice from the Federal Deposit Insurance Corporation (“FDIC”) of any alleged rule violation or other circumstance which could reasonably be expected to have a Material Adverse Effect.

(y) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(z) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(aa) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(cc) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2. Purchase and Sale.

(a) The Company agrees to issue and sell the [Firm] Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the number of [Firm] Shares set forth opposite such Underwriter’s name in Schedule II hereto subject to adjustment in accordance with Section 7 hereof, in each case at the purchase price of $        per Share (the “Purchase Price”). The Company will not be obligated to deliver any of the Shares except upon payment for all the Shares to be purchased as provided herein.

(b) [In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price.]

(c) [If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number increased as set forth in Section 7 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.]

(d) [The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 7 hereof). Any such notice shall be given at least three business days prior to the date and time of delivery specified therein.]

(e) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(f) Payment and delivery of the [Firm] Shares shall be made at the offices of [name], [address], at 10:00 a.m., New York City time, on             , 20    , or at such other time or place on the same or such other date, not later than the [fifth] business day thereafter, as the Representatives, on the one hand, and the Company, on the other, may agree upon in writing (the “Closing Date”)[, and with respect to the Option Shares shall be made at 10:00 a.m., New York City time, on the date and at the place specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Option Shares, or at such other time, date and place as the Representatives and the Company may agree upon in writing (the “Option Closing Date”)].

(g) Payment for the Shares shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company, unless the Representatives shall otherwise instruct. The certificates for the Shares will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

3. Agreements of the Company. The Company covenants and agrees with the several Underwriters that:

(a) Amendments or Supplements. During the period beginning at the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus or the Disclosure Package (including the Prospectus) unless the Company has furnished the Representatives a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424 via EDGAR. The Company will advise the Representatives promptly (i) when any Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement or the Disclosure Package relating to the Shares shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or the Disclosure Package, the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus of the Prospectus or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(b) Ongoing Compliance. If, at any time during the Prospectus Delivery Period, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance (including, if consented to by the Underwriters, by means of an Issuer Free Writing Prospectus), and will give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Shares, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(c) Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions under Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(d) Delivery of Copies. The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits and documents incorporated by reference thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(e) Blue Sky Compliance. The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will arrange for the determination of the legality of the Shares for purchase by investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f) [Lock Up. For a period of      days after the date of the Prospectus (the “Lock Up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder and any shares of Common Stock of the Company issued upon the exercise of options or settlement of restricted stock units granted under Company Stock Plans in effect on or subsequent to the date hereof or covered by a registration statement on Form S-8 on file with the Commission as of the date hereof. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.]

(g) [The Company will prepare a final term sheet containing a description of the Shares and the offering contemplated hereby, in a form approved by the Representatives and contained in Schedule IV hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule (such term sheet, the “Final Term Sheet”).]

(h) Issuer Free Writing Prospectus. The Company represents that it has not made and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined under Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements under Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined under Rule 433, and (b) contains only (i) information describing the preliminary terms of the Shares or their offering, (ii) information permitted by Rule 134 under the Securities Act [, or (iii) information that describes the final terms of the Shares or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(g) above].

(i) Additional Documents Filed or Incorporated by Reference. The Company agrees that any further documents filed and incorporated by reference in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus, when such documents are filed with the Commission, will comply in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and will not, when such documents are so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Renewals. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will file prior to the Renewal Deadline, if it has not already done so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(k) Commission Notice. If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(l) Filing Fee. The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act, without regard to the proviso therein, and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act, and in any event prior to the Closing Date.

(m) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares substantially as described in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(n) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(o) [Reserve Shares. The Company agrees to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion of the Shares.]

(p) Listing. The Company agrees to use its best efforts to list, subject to notice of issuance, the Shares [and the Common Stock issuable upon conversion of the Shares] on the NYSE and to maintain such listing on the NYSE.

(q) Transfer Agent. The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for [the Common Stock and] the Preferred Stock.

(r) Reports. So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(s) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

4. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date [and the Option Closing Date, as the case may be,] to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) For the period from and after effectiveness of this Agreement and prior to the Closing Date [and the Option Closing Date, as the case may be]:

(i) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form (unless the Shares are duly registered in the manner contemplated by Rule 401(g)(2) to the satisfaction of the Representatives prior to the Closing Date);

(ii) the Company shall have filed any Preliminary Prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

(iii) [the Final Term Sheet, and] any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule or, to the extent applicable, under Rule 164(b);

(iv) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

(v) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

(vi) the Shares to be delivered on the Closing Date [or the Option Closing Date, as the case may be,] shall have been approved for listing on the NYSE, subject to official notice of issuance; and

(vii) the lock-up agreements, each substantially in the form of Exhibit A hereto, between the Representatives and the directors and executive officers of the Company relating to sales and certain other dispositions of shares of capital stock of the Company or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date [and the Option Closing Date, as the case may be].

(b) Ratings. On or after the date hereof and up to and including the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(c) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) there shall not have been any change or decrease specified in the letter or letters referred to in Section 4(g) or (ii) no event or condition of a type described in Section 1(k) shall have occurred or shall exist, which event or condition is not described in the Disclosure Package

(excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), and, in any case referred to in clause (i) or (ii) above, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

(d) Company Opinion. The Company shall have furnished to the Representatives the opinion of Morrison & Foerster LLP, counsel for the Company, dated the Closing Date [and the Option Closing Date, as the case may be], to the effect of paragraphs (iv), (v), (vi), (vii), (ix), (x), [(xi),] (xiii), (xiv), (xv), (xvi) and (xviii) below, and the opinion of the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated the Closing Date [and the Option Closing Date, as the case may be], to the effect of paragraphs (i), (ii), (iii), (viii), (xii) and (xvii) below:

(i) the Company and each of its Significant Subsidiaries have been duly organized and are validly existing and in good standing or active status under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing or active status in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect;

(ii) such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries, of a character required to be disclosed in the Registration Statement, the Disclosure Package, or the Prospectus which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not so described or filed as required;

(iii) the Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization.”

(iv) this Agreement and the Preferred Stock conforms in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus; [and the Common Stock conforms in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus;]

(v) the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to the best knowledge of such counsel, threatened by the Commission;

(vi) the Registration Statement, the Disclosure Package and the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements under the Securities Act and the Exchange Act;

(vii) this Agreement has been duly authorized, executed and delivered by the Company;

(viii) the Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(ix) no consent, approval, authorization or order of, or qualification with, any court or arbitrator or governmental or regulatory authority is required for the issue and sale of the Shares and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated, and the performance of its obligations hereunder, except such as may be required by FINRA and the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares

(x) the Shares have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights.

(xi) [the shares of Common Stock initially issuable upon conversion of the Shares have been duly authorized and reserved for issuance and, when issued and delivered upon conversion of the Shares, the shares of Common Stock will be duly issued, fully paid and non-assessable;]

(xii) the issue and sale of the Shares[, the issuance of the Common Stock upon conversion of the Shares] and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated, and the performance of its obligations hereunder, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that is filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended September 30, 20     or any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company subsequent to the date of such Form 10-K, or (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries, except, in the case of clause (i) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii) the issue and sale of the Shares[, the issuance of the Common Stock upon conversion of the Shares] and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated, and the performance of its obligations hereunder, will not result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;

(xiv) such counsel is without knowledge of any rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement;

(xv) the descriptions in the Registration Statement, the Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; the statements in the Preliminary Prospectus and Prospectus under the headings “Description of Preferred Stock” [, “Description of Common Stock”] and “U.S. Federal Income Tax Considerations,” to the extent that they constitute summaries of the terms of the Preferred Stock [and the Common Stock], matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects; and, to the best knowledge of such counsel; there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus;

(xvi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act;

(xvii) the documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents were so filed contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(xviii) Neither the issuance, sale and delivery of the Shares[, the issuance of the Common Stock upon conversion of the Shares] nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

In rendering each such opinion, such counsel shall also state that, although it has participated in conferences with representatives of the Underwriters and with representatives of the Company, its counsel and its accountants concerning the Registration Statement, the Disclosure Package and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, such counsel has not independently verified the accuracy, completeness or fairness of such statements. Such counsel also need not pass upon, nor assume any responsibility for, ascertaining whether or when any of the information contained in the Disclosure Package was conveyed to any purchaser of the Shares. Such counsel shall state that based upon and subject to the foregoing, nothing has come to such counsel’s attention that leads it to believe that (i) the Registration Statement, at each time it became effective (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at each time of effectiveness), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the documents and information comprising the Disclosure Package, taken as a whole as of the Initial Sale Time, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the date hereof and as of Closing Date [or the Option Closing Date, as the case may be,] contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes, and other financial information contained in the Registration Statement, the Disclosure Package or the Prospectus).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, Florida and New York or the United States to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(e) Underwriter Opinion. The Representatives shall have received from [name], counsel for the Underwriters, such opinion or opinions, dated the Closing Date [and the Option Closing Date, as the case may be], with respect to the issuance and sale of the Shares, the

Registration Statement, the Disclosure Package, and the Prospectus and any other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Certificate. The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date [and the Option Closing Date, as the case may be], to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, each electronic road show, the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date [and the Option Closing Date, as the case may be], and the Company has performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date [and the Option Closing Date, as the case may be];

(ii) to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and

(iii) except as set forth in or contemplated in the Disclosure Package and the Prospectus, no event set forth in Sections 4(b) and (c) shall have occurred.

(g) Comfort Letters.

(i) At the time this Agreement is executed, KPMG LLP shall have furnished to the Representatives a letter or letters, dated as of the date of this Agreement, in form and substance satisfactory to the Representatives, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

(A) They are an independent registered public accounting firm with respect to the Company within the meaning under the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(B) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements under the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission.

(C) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(1) Reading the minutes of the meetings of the stockholders, the board of directors, the Corporate Governance, Nominating and Compensation Committee and the Audit Committee of the Company as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(2) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus to the date of the latest available interim financial data; and

(3) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(i) the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements under the Exchange Act and the published rules and regulations thereunder;

(ii) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, for them to be in conformity with generally accepted accounting principles; and

(iii) (a) at the date of the latest available interim financial data and at the specified date not more than three business days prior to the date of the delivery of such letter, there was any change in the common stock and additional paid-in capital, any increase in the consolidated long-term debt, or any decrease in consolidated net current assets or shareholders’ equity (other than scheduled repayments of such debt) of the Company and its subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, any Preliminary

Prospectus and the Prospectus or (b) for the period from the date of the latest available financial data to a specified date not more than three business days prior to the delivery of such letter, there was any decrease, as compared with the corresponding period in the preceding year, in the consolidated net revenue, the total or per-share amounts of income before extraordinary items or the net income of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement, any Preliminary Prospectus and the Prospectus discloses have occurred or may occur, or KPMG LLP shall state any specific changes or decreases.

(D) The letter shall also state that KPMG LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus and which are specified by the Representatives and agreed to by KPMG LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

In addition, on the Closing Date [and the Option Closing Date, as the case may be], KPMG LLP shall have furnished to the Representatives a letter or letters, dated the Closing Date [and the Option Closing Date, as the case may be], in form and substance satisfactory to the Representatives, to the effect set forth in this paragraph (g)(i).

(h) Additional Documents. Prior to the Closing Date [and the Option Closing Date, as the case may be], the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i) Disclosure. There shall not have come to the Representatives’ attention any facts that would cause the Representatives to believe that the Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the preparation, printing, delivery to the Underwriters and filing of the Registration Statement, the Disclosure Package and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) [(A)] the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Shares, the sale of the Shares to the Underwriters and the fees and expenses of any transfer agent or trustee for the Shares [or the Common Stock issuable upon conversion of the Shares ][and (B) preparation, issuance and delivery of certificates for the shares of Common Stock issuable upon conversion of the Shares, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance], (iv) the fees and expenses of counsel to any such transfer agent or trustee, (v) the fees and disbursements of the Company’s counsel and accountants, (vi) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey, (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, and (ix) the fees in connection with the listing of the Shares [or the Common Stock issuable upon conversion of the Shares] with the NYSE.

If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

6. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) the Disclosure Package or any electronic road show, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or the Disclosure Package, it being understood and agreed that the only such information consists of the following: the names of the Underwriters on the cover page of and under the caption “Underwriting” in the Prospectus, the last paragraph on the cover page of the Prospectus and the statements set forth in the             ,              and              paragraphs under the caption “Underwriting” in the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 6, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 6 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the

Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by [name] and [name], any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7. Default by an Underwriter.

(a) If, on the Closing Date [or the Option Closing Date, as the case may be], any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date [or the Company may postpone the Option Closing Date, as the case may be,] for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters, as applicable, may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule II hereto that, pursuant to this Section 7, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased does not exceed [one-eleventh] of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of such Shares that remain unpurchased exceeds [one-eleventh] of the aggregate number of all the Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if prior to such time (i) trading in securities generally or in the [Common Stock or] Preferred Stock of the Company listed on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or proceed with the offering of the Shares.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 5 and 6 hereof and this Section 9 shall survive the termination or cancellation of this Agreement.

10. Notices. All notices and other communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them at: [name], [address], Attention:             , Facsimile Number:             ; and [name], [address], Attention:             , Facsimile Number:             ; with a copy to: [name], [address], Attention:             , Facsimile Number:             ; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Paul L. Matecki, Esq., Facsimile Number: (866) 208-0522, with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attention: Anna T. Pinedo, Esq., Facsimile Number: (212) 468-7900.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. No Fiduciary Duties; Agreement Complete.

(a) The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees, or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(b) The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the several Underwriters, or any of them, on the other, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by [name] and [name], on behalf of the Underwriters, and any such action taken by [name] and [name] shall be binding upon the Underwriters.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

18. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Underwriters and the Company in accordance with its terms.

Very truly yours,

RAYMOND JAMES FINANCIAL, INC.

By:
Name:
Title:

CONFIRMED AND ACCEPTED

as of the date first above written:

[NAME]

[NAME]

For themselves and on behalf of the

several Underwriters listed

in Schedule II hereto.

[NAME]

By:
Authorized Signatory

[NAME]

By:
Authorized Signatory

SCHEDULE I

Underwriting Agreement dated             , 20

Registration Statement No. 333-

Representatives:

[name]

[address]

[name]

[address]

Purchase Price and Description of Shares:

[Firm] Shares:

[Option Shares:             ]

Public offering price: $

Purchase price: $

Other provisions: As set forth in the Prospectus

Closing Date, Time and Location:             , 20    , 10:00 a.m., New York City time, Office of [name].

Additional items to be covered by the letter from KPMG LLP delivered pursuant to Section 4(g) at the time this Agreement is executed: As adjusted capitalization set forth in the Prospectus.

Schedule I-1

SCHEDULE II

Underwriters	Number of [Firm] Shares to be Purchased
[name]
[name]

Total

Schedule II-1

SCHEDULE III

Issuer Free Writing Prospectuses

[Final Term Sheet, as set forth in Schedule IV]

Schedule III-1

SCHEDULE IV

[Final Term Sheet]

Schedule IV-1

SCHEDULE V

Significant Subsidiaries

Name	Jurisdiction of Organization

Schedule V-1

EXHIBIT A

Lock-Up Agreement

            , 20

[NAME]

[NAME]

As Representatives of the several Underwriters

listed in Schedule II to the

Underwriting Agreement referred to below

c/o [name]

[address]

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James Financial, Inc., a Florida corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”) of preferred stock, Series [    ], [$0.10] par value, with a liquidation preference of [$        ] per share (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of [name] and [name], on behalf of the Underwriters, the undersigned will not, during the period ending      days (the “Lock Up Period”) after the date of the prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), or any securities convertible into, or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any such offer, sale, pledge or disposition, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing paragraph shall not apply to (a) bona fide gifts, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or a member of the immediate family of the undersigned, (c) the transfer or intestate succession to the legal representatives or a member of the immediate family of the undersigned, (d) the sale pursuant to any existing contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) (a “Plan”), (e) the establishment of any Plan provided that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Plan prior to the expiration of the Lock-up Period if such Plan was established after the date hereof, (f) dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned pursuant to the terms of such trust, (g) the distribution to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned, and (h) the disposition pursuant to an existing pledge of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock as security for a margin account pursuant to the terms of such account or as security for any existing loan pursuant to the existing terms of such loan; provided that in the case of any transfer or distribution pursuant to clauses (a), (b), (c), (f) and (g), each donee or distributee shall execute and deliver to the Representatives a lock up letter in the form of this letter and provided further, that in the case of any transfer or distribution pursuant to clauses (a), (b), (c), (f) and (g), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on Form 5 made after expiration of the Lock Up Period). For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

If (1) during the last 17 days of the Lock Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock Up Period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this

Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME]

EXHIBIT A-1

List of Directors and Officers Signing Lock-Up Agreements